Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS
FIRST QUARTER 2018 RESULTS

Tampa, FL – May 9, 2018 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the first quarter 2018.

Highlights

•	Net income for the first quarter was $3.7 million, or $0.04 per diluted share, compared with net income of $5.4 million, or $0.06 per diluted share, for the first quarter 2017.

•
Shipping revenues for the first quarter 2018 were $101.0 million, down 6.6% compared with the same period in 2017. Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the first quarter 2018 were $88.8 million, down 13.2% compared with the first quarter 2017. Sequentially, shipping revenues and TCE revenues increased 8.9% and 7.3%, respectively, over the fourth quarter of 2017.

•	First quarter 2018 Adjusted EBITDA(B), a non-GAAP measure, was $26.3 million, down 27.3% from $36.2 million in the first quarter 2017. Adjusted EBITDA increased 15.6% from the 2017 fourth quarter.

•	Total cash(C) was $111.7 million as of March 31, 2018.

•	Prepayments of $75.2 million were made during the first quarter 2018 for the Company’s OBS Term Loan.

Mr. Sam Norton, CEO, stated, “We saw marked improvement in our financial performance during the just completed quarter compared to the fourth quarter of 2017. Rising spot market rates, higher utilization rates, a renewal of time charter activity, and a rebound in our niche market businesses to historical norms all contributed to the improved results. We now have greater confidence that we have seen the bottom of the market for spot and time charter rates and that a sustained recovery in our conventional Jones Act trades is now well underway.”

First Quarter 2018 Results

Shipping revenues were $101.0 million for the quarter, down 6.6% compared with the first quarter of 2017. TCE revenues for the first quarter of 2018 were $88.8 million, a decrease of $13.5 million, or 13.2%, compared with the first quarter of 2017. This decrease reflected weakened market conditions, reduction of two vessels in operation in the first quarter of 2018 when compared to the 2017 first quarter and a growing proportion of the Company's fleet becoming exposed to the spot markets.

Operating income for the first quarter of 2018 was $13.6 million, compared to operating income of $19.4 million in the first quarter of 2017.

Net income for the first quarter was $3.7 million, or $0.04 per diluted share, compared with net income of $5.4 million, or $0.06 per diluted share, for the first quarter 2017.

Adjusted EBITDA was $26.3 million for the first quarter, a decrease of $9.9 million compared with the first quarter of 2017, driven primarily by the decline in TCE revenues.

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 7.

During the first quarter of 2018, market conditions firmed in comparison to the fourth quarter of 2017 resulting in higher TCE day rates for our product tankers operating in the spot market. Similar conditions occurred in spot market rates for ATBs; however, the benefit was reduced as utilization remains a challenge. These factors resulted in a 7.3% increase in TCE revenues and an increase in operating income to $13.6 million from $3.9 million compared to the fourth quarter of 2017. Adjusted EBITDA during the current quarter increased $3.6 million or 15.6% when compared to fourth quarter of 2017.

Conference Call

The Company will host a conference call to discuss its first quarter 2018 results at 9:00 a.m. Eastern Time (“ET”) on Wednesday, May 9, 2018.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Wednesday, May 9, 2018 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10119908.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 23-vessel U.S. Flag fleet consists of seven ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management and the effect of the Company’s spin-off of International Seaways, Inc. Forward-looking statements are based the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com

Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Shipping Revenues:

Time and bareboat charter revenues	$53,895	$79,767
Voyage charter revenues	47,135	28,349
	101,030	108,116

Operating Expenses:
Voyage expenses	12,252	5,792
Vessel expenses	33,505	35,644
Charter hire expenses	22,547	22,577
Depreciation and amortization	12,372	16,625
General and administrative	6,783	8,095
Total operating expenses	87,459	88,733
Operating income	13,571	19,383
Other expense	(631)	(793)
Income before interest expense, reorganization items and income taxes	12,940	18,590
Interest expense	(8,076)	(9,357)
Income before reorganization items and income taxes	4,864	9,233
Reorganization items, net	—	(235)
Income before income taxes	4,864	8,998
Income tax provision	(1,202)	(3,569)
Net income	$3,662	$5,429

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	88,105,439	87,908,032
Diluted - Class A	88,620,596	88,179,855

Per Share Amounts:
Basic and diluted net income - Class A	$0.04	$0.06

The Company adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (ASC 715), which requires that an employer classify and report the service cost component in the same line item or items in the statement of operations as other compensation costs arising from services rendered by the pertinent employees during the period and disclose by line item in the statement of operations the amount of net benefit cost that is included in the statement of operations. The other components of net benefit cost would be presented in the statement of operations separately from the service cost component and outside the subtotal of income from operations. The Company adopted this accounting standard on January 1, 2018 and has applied the guidance retrospectively.

Consolidated Balance Sheets
($ in thousands)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$111,467	$165,994
Restricted cash	58	58
Voyage receivables, including unbilled of $6,243 and $9,919	24,345	24,209
Income tax receivable	1,413	1,122
Receivable from INSW	34	372
Other receivables	1,944	2,184
Inventories, prepaid expenses and other current assets	13,168	13,356
Total Current Assets	152,429	207,295
Vessels and other property, less accumulated depreciation	624,123	632,509
Deferred drydock expenditures, net	22,966	23,914
Total Vessels, Other Property and Deferred Drydock	647,089	656,423
Restricted cash - non current	191	217
Investments in and advances to affiliated companies	38	3,785
Intangible assets, less accumulated amortization	39,867	41,017
Other assets	21,348	23,150
Total Assets	$860,962	$931,887

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$34,029	$34,371
Current installments of long-term debt	—	28,160
Total Current Liabilities	34,029	62,531
Reserve for uncertain tax positions	3,224	3,205
Long-term debt	375,762	420,776
Deferred income taxes, net	85,104	83,671
Other liabilities	45,584	48,466
Total Liabilities	543,703	618,649

Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 78,733,688 and 78,277,669 shares issued and outstanding)	787	783
Paid-in additional capital	586,043	584,675
Accumulated deficit	(263,324)	(265,758)
	323,506	319,700
Accumulated other comprehensive loss	(6,247)	(6,462)
Total Equity	317,259	313,238
Total Liabilities and Equity	$860,962	$931,887

Consolidated Statements of Cash Flows
($ in thousands)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net income	$3,662	$5,429
Items included in net income not affecting cash flows:
Depreciation and amortization	12,372	16,625
Amortization of debt discount and other deferred financing costs	1,106	1,334
Compensation relating to restricted stock awards and stock option grants	793	541
Deferred income tax provision	1,492	1,178
Reorganization items, non-cash	—	214
Other – net	645	616
Loss on extinguishment of debt, net	981	937
Distributed earnings of affiliated companies	3,747	3,657
Payments for drydocking	(2,037)	(730)
SEC, Bankruptcy and IRS claim payments	—	(5,000)
Changes in operating assets and liabilities	(1,789)	(11,066)
Net cash provided by operating activities	20,972	13,735
Cash Flows from Financing Activities:
Payments on debt	(28,166)	—
Extinguishment of debt	(47,000)	(15,225)
Tax withholding on share-based awards	(359)	(1,060)
Net cash used in financing activities	(75,525)	(16,285)
Net decrease in cash, cash equivalents and restricted cash	(54,553)	(2,550)
Cash, cash equivalents and restricted cash at beginning of period	166,269	206,933
Cash, cash equivalents and restricted cash at end of period	$111,716	$204,383

The Company adopted ASU No. 2016-18, Statement of Cash Flows (ASC 230), Restricted Cash, which requires that amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for annual periods beginning after December 31, 2017 and interim periods within that reporting period. The Company adopted this accounting standard on January 1, 2018. The prior period has been adjusted to conform to current period presentation, which resulted in a decrease of $9,542 in net cash provided by investing activities for the three months ended March 31, 2017, related to changes in restricted cash amounts.

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended March 31, 2018 and the comparable period of 2017. Revenue days in the quarter ended March 31, 2018 totaled 1,932 compared with 2,125 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	2018		2017
Three Months Ended March 31,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$41,227	$64,947	$45,061	$63,136
Revenue days	337	720	72	989
Non-Jones Act Handysize Product Carriers:
Average rate	$35,900	$62,542	$32,132	$15,543
Revenue days	172	8	112	68
ATBs:
Average rate	$12,230	$22,979	$17,057	$29,433
Revenue days	261	261	180	524
Lightering:
Average rate	$70,925	$—	$75,124	$—
Revenue days	173	—	180	—

Fleet Information

As of March 31, 2018, OSG’s operating fleet consisted of 23 vessels, 13 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned		Vessels Chartered-in		Total at March 31, 2018
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total dwt (1)
Handysize Product Carriers	4	4.0	10	10.0	14	14.0	664,490
Rebuilt ATBs	7	7.0	—	—	7	7.0	195,131
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total Operating Fleet	13	13.0	10	10.0	23	23.0	950,733

(1)	Total dwt is defined as total deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended
($ in thousands)	March 31, 2018	March 31, 2017	December 31, 2017
Time charter equivalent revenues	$88,778	$102,324	$82,754
Add: Voyage expenses	12,252	5,792	10,061
Shipping revenues	$101,030	$108,116	$92,815

Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which includes Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.

The following table sets forth the contribution of our vessels:

	Three Months Ended March 31,
($ in thousands)	2018	2017
Niche Market Activities	$27,905	$25,467
Jones Act Handysize Tankers	2,306	8,050
ATBs	2,507	10,675
Vessel Operating Contribution	$32,718	$44,192

(B) EBITDA and Adjusted EBITDA

EBITDA represents net (loss)/income from continuing operations before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net (loss)/income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss) from continuing operations as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended
($ in thousands)	March 31, 2018	March 31, 2017	December 31, 2017
Net income	$3,662	$5,429	$53,645
Income tax provision/(benefit)	1,202	3,569	(59,679)
Interest expense	8,076	9,357	9,125
Depreciation and amortization	12,372	16,625	12,573
EBITDA	25,312	34,980	15,664
Severance costs	—	16	—
Loss on disposal of vessels and other property, including impairments	—	—	5,847
Loss on extinguishment of debt, net	981	937	1,238
Reorganization items, net	—	235	(8)
Adjusted EBITDA	$26,293	$36,168	$22,741

(C) Total Cash

($ in thousands)	March 31, 2018	December 31, 2017
Cash and cash equivalents	$111,467	$165,994
Restricted cash - current	58	58
Restricted cash – non-current	191	217
Total Cash	$111,716	$166,269